                                                                 EXHIBIT 10.10.1



Western Digital Corporation
Deferred Compensation Plan
Master Plan Document

                               TABLE OF CONTENTS

                                                                                                                 Page
                                                                                                                 ----
ARTICLE 1 Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE 2 Selection, Enrollment, Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

ARTICLE 3 Deferral Commitments/Interest Crediting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

ARTICLE 4 Short-Term Payout: Unforseeable Financial Emergencies: Withdrawal Election  . . . . . . . . . . . . . .  9

ARTICLE 5 Retirement Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE 6 Pre-Retirement Survivor Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

ARTICLE 7 Termination Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

ARTICLE 8 Disability Waiver and Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

ARTICLE 9 Beneficiary Designation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

ARTICLE 10 Leave of Absence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

ARTICLE 11 Termination Amendment or Modification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

ARTICLE 12 Administration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

ARTICLE 13 Other Benefits and Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

ARTICLE 14 Claims Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

ARTICLE 15 Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

ARTICLE 16 Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17





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
Western Digital Corporation
Deferred Compensation Plan
Master Plan Document
=============================================================================


                          WESTERN DIGITAL CORPORATION

                           DEFERRED COMPENSATION PLAN

                 Amended and Restated Effective January 9, 1997

                                    PURPOSE

         The purpose of this Plan is to provide specified benefits to a select group of management, highly compensated Employees and Directors who may contribute materially to the continued growth, development and future business success of Western Digital Corporation, a Delaware corporation, [and its subsidiaries] that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA. The Plan was originally adopted effective May 16, 1994 and is hereby amended and restated in its entirety, effective January 9, 1997.

                                   ARTICLE 1
                                  Definitions

 For purposes hereof, the following phrases or terms shall have the following indicated meanings:

1.1      "Account Balance" shall mean the sum of (i) the Deferral Amount, plus
        (ii) interest credited in accordance with all the applicable interest crediting provisions of this Plan, less (iii) all distributions. This account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant pursuant to this Plan.

1.2 "Annual Deferral Amount" shall mean that portion of a Participant's Base Annual Salary, Management Incentive Compensation Plan and Profit Sharing Plan (Cash Element) and/or Directors Fees to be paid during a Plan Year that a Participant elects to have and is deferred, in accordance with Article 3, for such Plan Year and any Company contributions under Section 3.2 hereof that is credited for such Plan Year. In the event of a Participant's Retirement, Disability (if deferrals cease in accordance with Section 8.1), death or a Termination of Employment prior to the end of a Plan Year, such year's Annual Deferral Amount shall be the actual amount deferred and withheld prior to such event and any Company contributions in respect of such period.

1.3 "Base Annual Salary" shall mean the annual compensation, excluding bonuses, commissions, overtime, relocation expenses, incentive payments, non-monetary awards, other fees, and automobile allowances, paid to a Participant for employment services rendered to any Employer, before reduction for compensation deferred pursuant to all qualified, non-qualified and Code Section 125 plans of any Employer.





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Western Digital Corporation
Deferred Compensation Plan
Master Plan Document
=============================================================================

1.4 "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.5 "Beneficiary Designation Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries and attached hereto as Exhibit A.

1.6      "Board" shall mean the board of directors of the Company.

1.7 "Change in Control" means and shall be deemed to occur if any of the following events occur:

         (a) any Person (other than an Exempt Person), alone or together with its Affiliates and Associates, including any group of Persons which is deemed a "person" under Section 13(d)(3) of the Exchange Act, becomes the Beneficial Owner, directly or indirectly, of thirty-three and one-third percent or more of
                 (i) the then-outstanding shares of the Company's common stock or (ii) securities representing thirty-three and one-third percent or more of the combined voting power of the Company's then outstanding voting securities;

         (b) a change, during any period of two consecutive years, of a majority of the Board of the Company as constituted as of the beginning of such period, unless the election, or nomination for election by the Company's stockholders, of each director who was not a director at the beginning of such period was approved by vote of at least two-thirds of the Incumbent Directors then in office (for purposes hereof, "Incumbent Directors" shall consist of the directors holding office as of the effective date of this Plan and any person becoming a director subsequent to such date whose election, or nomination for election by the Company's stockholders, is approved by a vote of at least a majority of the incumbent Directors then in office);

         (c) consummation of any merger, consolidation, reorganization or other extraordinary transactions (or series of related transactions) involving the Company which results in the stockholders of the Company having power to vote in the ordinary election of directors immediately prior to such transaction (or series of related transactions) failing to beneficially own at least a majority of the securities of the Company having the power to vote in the ordinary election of directors which are outstanding after giving effect to such transaction (or series of related transactions); or

         (d) the stockholders of the Company approve a plan of complete liquidation of the Company or the sale of substantially all of the assets of the Company; or



         (e) substantially all of the assets of the Company are sold or otherwise transferred to parties that are not within a "controlled group of corporations" (as defined in Code Section
                 1563) in which the Company is a member.





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Western Digital Corporation
Deferred Compensation Plan
Master Plan Document
=============================================================================

1.8      "Claimant" shall have the meaning set forth in Section 14.1.

1.9 "Code" shall mean the Internal Revenue Code of 1986, as may be amended from time to time.

1.10     "Committee" shall mean the committee described in Article 12.

1.11 "Company" shall mean Western Digital Corporation, a Delaware corporation.

1.12 "Company Common Stock" shall mean authorized and unissued shares or treasury shares of the Company's Common Stock.

1.13 "Crediting Rate" shall mean, for each Plan Year, an annual interest rate determined by the Committee prior to the beginning of each Plan Year.

1.14 "Deferral Amount" shall mean the sum of all of a Participant's Annual Deferral Amounts, but taking into account only the vested portion of any Company contributions.

1.15 "Deduction Limitation" shall mean the following described limitation on the annual benefit that may be distributed pursuant to the provisions of this Plan. The limitation shall be applied to distributions under this Plan as set forth in this Plan. If the Company determines in good faith prior to a Change in Control that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Company would not be deductible by the Company solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Company to ensure that the entire amount of any distribution to the Participant pursuant to this Plan prior to the Change in Control is deductible, the Company may defer all or any portion of the distribution. Any amounts deferred pursuant to this limitation shall continue to be credited with interest in accordance with Section 3.5 below. The amounts so deferred and interest thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant's death) at the earliest possible date, as determined by the Company in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Company during which the distribution is made will not be limited by Section 162(m), or if earlier, the effective date of a Change in Control.

1.16 "Director" shall mean any member of the board of directors of any Employer.

1.17 "Directors Fees" shall mean the annual fees paid by any Employer, including retainer fees and meetings fees, as compensation for serving on the board of directors, and after January 8, 1997, shall include shares of Company Common Stock granted to Non-Employee Directors on a mandatory or elective basis under the terms of the Stock Plan.

1.18 "Disability" shall mean a period of disability during which a Participant qualifies for benefits under the Participant's Employer's long-term disability plan, or, if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for benefits under such a plan had the Participant been a participant in such a plan, as





                                       3

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Western Digital Corporation
Deferred Compensation Plan
Master Plan Document
=============================================================================

         determined in the sole discretion of the Committee. If the Participant's Employer does not sponsor such a plan or discontinues to sponsor such a plan, Disability shall be determined by the Committee in its sole discretion.

1.19     "Disability Benefit" shall mean the benefit set forth in Article 8.

1.20 "Election Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan and attached hereto as Exhibit B.

1.21     "Employee" shall mean a person who is an employee of any Employer.

1.22 "Employer(s)" shall mean the Company and/or any of its subsidiaries that have been selected by the Board to participate in the Plan.

1.23 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as may be amended from time to time.

1.24 "Management Incentive Compensation Plan" shall mean compensation paid annually to a Participant as an Employee under the Western Digital Corporation Management Incentive Plan.

1.25 "Participant" shall mean any Employee or Director (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Plan Agreement, an Election Form and a Beneficiary Designation Form, (iv) whose signed Plan Agreement, Election Form and Beneficiary Designation Form are accepted by the Committee, (v) who commences participation in the Plan, (vi) whose Plan Agreement has not terminated, and (vii) whose Account Balance has not been paid in full.

1.26 "Plan" shall mean the Company's Deferred Compensation Plan, which shall be evidenced by this instrument and by each Plan Agreement, as may be amended from time to time.

1.27 "Plan Agreement" shall mean a written agreement, as may be amended from time to time. which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant shall provide for the entire benefit to which such Participant is entitled to under the Plan, and the Plan Agreement bearing the latest date of acceptance by the Committee shall govern such entitlement.

1.28 "Years of Plan Participation" shall mean the total number of full Plan Years a Participant has been a Participant in the Plan. For purposes of a Participant's first Plan Year of participation only, any partial Plan Year of participation shall be treated as a full Plan Year.

1.29 "Plan Year" shall, for the first Plan Year, begin on May l6, 1994, and end on December 31, 1994. For each Plan Year thereafter, the Plan Year shall begin on January 1 of each year and continue through December 31.





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Western Digital Corporation
Deferred Compensation Plan
Master Plan Document
=============================================================================

1.30     "Pre-Retirement Survivor Benefit" shall mean the benefit set forth in
         Article 6.

1.31 "Profit Sharing Plan (Cash Element)" shall mean that portion of compensation paid in cash annually to a Participant as an Employee under the Western Digital Corporation Profit Sharing Plan.

1.32 "Retirement", "Retires" or "Retired" shall mean, with respect to an Employee, severance from employment from all Employers for any reason other than a leave of absence, death or Disability on or after the attainment of age fifty-five (55); and shall mean, with respect to a Director who is not an Employee, severance of his or her directorships with all Employers on or after the latter of (a) the attainment of age seventy (70), or (b) in the sole discretion of the Committee, an age later than age seventy (70). if a Participant is both an Employee and a Director, Retirement shall not occur until he or she Retires as both an Employee and a Director, which Retirement shall be deemed to be a Retirement as a Director; provided, however, that such a Participant may elect, prior to Retirement and in accordance with the policies and procedures established by the Committee, to Retire for purposes of this Plan at the time he or she Retires as an Employee, which Retirement shall be deemed to be a Retirement as an Employee.

1.33     "Retirement Benefit" shall mean the benefit set forth in Article 5.

1.34     "Short-Term Payout" shall mean the payout set forth in Section 4.1.

1.35 "Stock Plan" shall mean the Western Digital Corporation Non-Employee Directors Stock-For-Fees Plan as amended and restated effective January 9, 1997.

1.36     "Termination Benefit" shall mean the benefit set forth in Article 7.

1.37 "Termination of Employment" shall mean the ceasing of employment with all Employers, or service as a Director of all Employers, voluntarily or involuntarily, for any reason other than Retirement, Disability, death or an authorized leave of absence. If a Participant is both an Employee and a Director, a Termination of Employment shall occur only upon the termination of the last position held; provided, however, that such a Participant may elect, in accordance with the policies and procedures established by the Committee, to be treated for purposes of this Plan as having experienced a Termination of Employment at the time he or she ceases employment with an Employer as an Employee.

1.38     "Trust" shall mean the grantor trust, within the meaning of Code
         Section 671, established pursuant to that certain Master Trust Agreement, dated as of May 16, 1994, between the Company and the trustee named therein, as amended from time to time.

1.39 "Unforeseeable Financial Emergency" shall mean an immediate and heavy financial need that cannot be relieved by any other resources including (i) reimbursement or compensation by insurance or otherwise,
         (ii) reasonable liquidation of the Participant's assets if doing so would





                                       5

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Western Digital Corporation
Deferred Compensation Plan
Master Plan Document
=============================================================================

         not cause a hardship in itself, (iii) a suspension of elective contributions to the Company's qualified 401(k) plan, (iv) distributions or nontaxable loans from the Company's other plans or any other employer's plans; (v) loans from commercial sources at reasonable commercial terms, (vi) bank accounts, or (vii) reasonable, periodic payment arrangements with a creditor. An immediate and heavy financial need exists due to a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, but do not include children's education expenses or home purchase or improvement expenses.



                                   ARTICLE 2
                       Selection, Enrollment, Eligibility


2.1 Selection by Committee. Participation in the Plan shall be limited to a select group of management, highly compensated Employees and Directors of the Employers. From that group, the Committee shall select, in its sole discretion, Employees and Directors to participate in the Plan.

2.2 Enrollment Requirements. As a condition to participation, for the first Plan Year of the Plan each selected Employee or Director shall complete, execute and return to the Committee an time prior to May 16, 1994, a Plan Agreement, an Election Form and a Beneficiary Designation Form. Individuals initially selected to participate after May 16, 1994 may commence participation by completing, executing and returning to the Committee a Plan Agreement, Election Form and Beneficiary Designation Form, provided such documents are returned within 30 days of selection. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3 Eligibility; Commencement of Participation. Provided an Employee or Director selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, including timely returning all required documents to the Committee, that Employee or Director shall commence participation in the Plan on May 16, 1994, or, in the case of those selected for participation after that date, the May 1, or January l immediately following the date on which the Employee or Director completes all enrollment requirements, provided that a Director who is elected or appointed other than at an annual stockholders meeting may commence participation on the date he or she joins the Board, subject to new elections for each succeeding Plan Year pursuant to Section 3.3. If an Employee or a Director fails to meet in a timely fashion all such requirements, that Employee or the Director shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee of the required documents.





                                       6

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Western Digital Corporation
Deferred Compensation Plan
Master Plan Document
=============================================================================

                                   ARTICLE 3
                    Deferral Commitments/Interest Crediting

3.1      Minimum Deferral.

         For each Plan Year, a Participant may elect to defer Base Annual Salary, annual cash payments under the Management Incentive Compensation Plan and the Profit Sharing Plan (Cash Element) and/or Directors Fees in the following minimum amounts for each deferral elected, up to a maximum of 100 percent of each:

                                                         Minimum
      Deferral                                           Amount
      --------                                           ------
      Aggregate of Base Annual Salary, Management
      Incentive Plan, and Profit Sharing Plan (Cash
      Element)                                           $2,000

      Directors Fees                                     $2,000 (including
      --------------                                     shares of Company
                                                         Common Stock of
                                                         equivalent value as
                                                         determined under
                                                         Section 3.8 hereof)

               If no election is made, the amount deferred shall be zero.

3.2 Company Contribution. For each Plan Year, the Board, in its discretion may elect to credit to each Employee Participant's Account Balance an additional amount to be determined by it, in its discretion. Such contributions shall become vested and nonforfeitable in accordance with the provisions governing employer contributions under the Company's qualified 401(k) plan. Notwithstanding the foregoing, but except as provided in Section 4.3 hereof, a Participant shall acquire a fully vested and nonforfeitable interest in all Company contributions hereunder upon his or her Retirement, Disability, or upon the occurrence of a Change in Control, whichever is earliest. In addition, the Company shall credit to the Account Balances of Participants who are non-employee Directors a number of shares of Company Common Stock representing the 15 percent premium awarded under Section 7(b) of the Stock Plan.

3.3 Election to Defer; Effect of Election Form. In connection with a Participant's commencement of participation in the Plan, the Participant shall make a deferral election by delivering to the Committee a completed and signed Election Form, which election and form must be accepted by the Committee for valid election to exist. For each succeeding Plan Year, a new Election Form must be delivered to the Committee, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made; provided that any deferral election in respect of Directors Fees or Company Common Stock otherwise





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Western Digital Corporation
Deferred Compensation Plan
Master Plan Document
=============================================================================


         payable under the Stock Plan for the 1997 Plan Year may be made on or before January 31, 1997. If no Election Form is timely delivered for a Plan Year, no Annual Deferral Amount shall be withheld for that Plan Year.


3.4 Withholding of Deferral Amounts. For each Plan Year, the Base Annual Salary portion of the Annual Deferral Amount shall be withheld each payroll period in equal amounts from the Participant's Base Annual Salary. The Management Incentive Compensation Plan and Profit Sharing Plan (Cash Element) and/or Directors Fees portion of the Annual Deferral Amount shall be withheld at the time such amounts are or otherwise would be paid to the Participant.

3.5 Interest Crediting Prior to Distribution. The Plan shall credit monthly at the end of each month each Account Balance an amount equal to such balance multiplied by one-twelfth of the applicable Crediting Rate.

3.6 Installment Distributions. In the event a benefit is paid in installments under Articles 5, 6 or 8, installment payment amounts shall be determined in the following manner:

         (a) Interest Rate. The interest rate to be used to calculate installment payment amounts shall be a fixed interest rate that is determined by averaging the Crediting Rates for the Plan Year in which installment payments commence and the four
                 (4) preceding Plan Years. If a Participant has completed fewer than five (5) Plan Years, this average shall be determined using the Crediting Rates for the Plan Years during which the Participant participated in the Plan.

         (b) "Deemed" Installment Payments. For purposes of calculating installment payment amounts only (and notwithstanding the fact that installment payments shall actually be paid monthly), installment payments for each 12 month period, starting with the date that the Participant became eligible to receive a benefit under this Plan (the "Eligibility Date") and continuing thereafter for each additional 12 month period until the Participant's Account Balance is paid in full, shall be deemed to have been paid in one sum as of the first day of each such 12 month period. (The result of this is that interest crediting shall be made on an annual basis after taking into account the "deemed" annual installment payment for the 12 month period.)

         (c) Amortization. Based on the interest rate determined in accordance with Section 3.6(a) above and the "deemed" form of installment payments determined in accordance with Section 3.6(b) above, the Participant's Account Balance shall be amortized in equal annual installment payments over the term of the specified payment period (starting as of the Eligibility Date and stated in years rather than months).

         (d) Monthly Payments. The annual installment payment determined in Section 3.6(c) above shall be divided by 12, and the resulting number shall be the monthly installment payment that is to be paid each month during the specified monthly installment payment period in accordance with the other terms and conditions of this Plan.





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Western Digital Corporation
Deferred Compensation Plan
Master Plan Document
=============================================================================

3.7 FICA and Other Taxes. For each Plan Year in which an Annual Deferral Amount is being withheld, the Participant's Employer(s) shall ratably withhold from that portion of the Participant's Base Annual Salary or Directors Fees that is not being deferred, the Participant's share of FICA and other employment taxes. If necessary, the Committee shall reduce the Annual Deferral Amount in order to comply with this Section 3.7.

3.8 Special Rule for Company Common Stock. Notwithstanding any other provision hereof to the contrary, for purposes of the interest crediting provisions hereof (including but not limited to Sections 3.5 and 3.6(a)), an Account Balance shall not include amounts credited thereto as shares of Company Common Stock. Such shares shall always be valued at the closing price of such shares on the exchange on which such shares are traded as of the relevant date. A distribution of such shares shall be in the form of Company Common Stock equal to the number of shares credited to the particular Account Balance. Notwithstanding any other provisions herein to the contrary, all distributions of the Company Common Stock portion of an Account Balance shall be made in a lump sum at the time the distribution is to commence.


                                   ARTICLE 4
  Short-Term Payout: Unforeseeable Financial Emergencies: Withdrawal Election

4.1 Short-Term Payout. Subject to the Deduction Limitation, in connection with each election to defer an Annual Deferral Amount, a Participant may elect to receive a future "Short-Term Payout" from the Plan with respect to that Annual Deferral Amount. The Short-Term Payout shall be a lump sum payment in an amount that is equal to the Annual Deferral Amount plus interest credited in the manner provided in Section 3.5 above on that amount. Subject to the other terms and conditions of this Plan, each Short-Term payout elected shall be paid within 60 days of the first day of the Plan Year that is a number of years (not less than three, as specified by the Participant) after the first day of the Plan Year in which the Annual Deferral Amount is actually deferred.

4.2 Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to (a) suspend any deferrals required to be made by a Participant and/or (b) receive a partial or full payout from the Plan, provided that any partial payout shall not exceed the portion of the Account Balance attributable to other than Company Common Stock. In no event may the payout exceed the lesser of the Participant's Account Balance, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. Only one such withdrawal may be made in any 24 month period, if, subject to the sole discretion of the Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within 60 days of the date of approval. A request for a withdrawal under this
         Section 4.2 must be accompanied by (x) a letter signed by the Participant describing all the circumstances and the resources he has available to meet the need and a certification that the resources listed in Section 1.39 hereof and all others are unavailable/insufficient/non-existent to meet the need, (y) copies of the appropriate official





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Western Digital Corporation
Deferred Compensation Plan
Master Plan Document
=============================================================================

         documentation (e.g., bills, evictions or foreclosure notices or documents showing that such are impending), and (z) statement of monthly household income and expenses (with explanations for unusual items).

4.3 Withdrawal Election. A Participant may elect, at any time, to withdraw all of his or her Account Balance prior to the time such Account Balance is otherwise due and payable in whole or in part, subject to a 10% withdrawal penalty (the net amount shall be referred to as the "Withdrawal Amount"). No partial withdrawals of that balance shall be allowed. The Participant shall make this election by giving the Committee advance written notice of the election in a form determined from time to time by the Committee. The penalty shall be equal to 10% of the portion of the Participant's Account Balance, determined immediately prior to the withdrawal, that is not otherwise due and payable. The Participant shall be paid the Withdrawal Amount within 60 days of his or her election.

         Once the Withdrawal Amount is paid, the Participant's participation in the Plan shall terminate and the Participant shall not be eligible to participate in the Plan in the future. The payment of this Withdrawal Amount shall not be subject to the Deduction Limitation.

                                   ARTICLE 5
                               Retirement Benefit

5.1 Retirement Benefit. Subject to the Deduction Limitation, a Participant who Retires shall receive, as a Retirement Benefit, his or her Account Balance.

5.2 Payment of Retirement Benefits. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or in equal monthly payments (the latter determined in accordance with Section 3.6 above) over a period of 60, 120, 180, or 240 months. The Participant may change his or her election to an allowable alternative payout period by submitting a new Election Form to the Committee, provided that any such Election Form is submitted at least 3 years prior to the Participant's Retirement and is accepted by the Committee in its sole discretion. The Election Form most recently accepted by the Committee shall govern the payout of the Retirement Benefit. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the date the Participant Retires.

5.3 Death Prior to Completion of Retirement Benefits. If a Participant dies after Retirement but before the Retirement Benefit is paid in full, the Participant's unpaid Retirement Benefit payments shall continue and shall be paid to the Participant's Beneficiary (a) over the remaining number of months and in the same amounts as that benefit would have been paid to the Participant had the Participant survived, or (b) in a lump sum, if requested by the Beneficiary and allowed in the sole discretion of the Committee, that is equal to the Participant's unpaid remaining Account Balance.





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Deferred Compensation Plan
Master Plan Document
=============================================================================

                                   ARTICLE 6
                        Pre-Retirement Survivor Benefit

6.1 Pre-Retirement Survivor Benefit. Subject to the Deduction Limitation, if a Participant dies before he or she Retires, experiences a Termination of Employment or suffers a Disability, the Participant's Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant's Account Balance.

6.2 Payment of Pre-Retirement Survivor Benefits. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form whether the Pre-Retirement Survivor Benefit shall be received by his or her Beneficiary in a lump sum or in equal monthly payments (the latter determined in accordance with
         Section 3.6 above) over a period of 60, 120, 180, or 240 months. The Participant may change this election to an allowable alternative payout period by submitting a new Election Form to the Committee, which form must be accepted by the Committee in its sole discretion. The Election Form most recently accepted by the Committee prior to the Participant's death shall govern the payout of the Participant's
         Pre-Retirement Survivor Benefit.   Despite the foregoing, if the
         Participant's Account Balance at the time of his or her death is less than $25,000, payment of the Pre-Retirement Survivor Benefit may be made, in the sole discretion of the Committee, in a lump sum or in installment payments that do not exceed five years in duration. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the date the Committee is provided with proof that is satisfactory to the Committee of the Participant's death.

                                   ARTICLE 7
                              Termination Benefit

7.1 Termination Benefits. Subject to the Deduction Limitation, if a Participant experiences a Termination of Employment prior to his or her Retirement, death or Disability, the Participant shall receive a Termination Benefit, which shall be equal to the Participant's Account Balance.

7.2 Payment of Termination Benefit. The Termination Benefit shall be paid in a lump sum within 60 days of the Termination of Employment.

                                   ARTICLE 8
                         Disability Waiver and Benefit

8.1      Disability Waiver.

         (a) Eligibility. By participating in the Plan, all Participants are eligible for this waiver.

         (b) Waiver of Deferral. Credit for Plan Year of Disability. A Participant who is determined by the Committee to be suffering from a Disability shall be excused from fulfilling that portion of the Annual Deferral Amount commitment that would otherwise





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Deferred Compensation Plan
Master Plan Document
=============================================================================


                 have been withheld from a Participant's Base Annual Salary, Annual Bonus and/or Directors Fees for the Plan Year during which the first suffers a Disability. During the period of Disability, the Participant shall not be allowed to make any additional deferral elections.

         (c) Return to Work. If a Participant returns to employment or service as a Director with an Employer after a Disability ceases, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his or her return to employment or service and for every Plan Year thereafter while a Participant in the Plan; provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.3 above.

8.2 Disability Benefit. A Participant suffering a Disability shall, for benefit purposes under this Plan, continue to be considered to be employed or in the service of an Employer as a Director and shall be eligible for the benefits provided for in Articles 4, 5, 6 or 7 in accordance with the provisions of those Articles. Notwithstanding the above, the Committee shall have the right, in its sole and absolute discretion and for purposes of this Plan only, to terminate a Participant's employment or service as a Director at any time after such Participant is determined to be permanently disabled (i) under the Participant Employer's long-term disability plan (or would have been determined to be permanently disabled had he or she participated in that plan), or (ii) if such a plan does not exist, by the Committee in its sole discretion.

                                   ARTICLE 9
                            Beneficiary Designation

9.1 Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

9.2 Beneficiary Designation; Change; Spousal Consent. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant's spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.





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Western Digital Corporation
Deferred Compensation Plan
Master Plan Document
=============================================================================

9.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Committee or its designated agent.

9.4 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2 and 9.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

9.5 Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the-right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.

9.6 Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits.

                                   ARTICLE 10
                                Leave of Absence

10.1 Paid Leave of Absence. If a Participant is authorized by the Participant's Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance Section 3.3.

10.2 Unpaid Leave of Absence. If a Participant is authorized by the Participant's Employer for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. if no election was made for that Plan Year, no deferral shall be withheld.

                                   ARTICLE 11
                     Termination Amendment or Modification

11.1 Termination. Any Employer reserves the right to terminate the Plan at any time with respect to its participating Employees and Directors by the actions of its board of directors. Upon the





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Western Digital Corporation
Deferred Compensation Plan
Master Plan Document
=============================================================================


         termination of the Plan, all Plan Agreements of a Participant shall terminate and his, or her Account Balance, determined as if he or she had experienced a Termination of Employment on the date of Plan termination or, if Plan termination occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired on the date of Plan termination, shall be paid to the Participant as follows. Prior to a Change in Control, an Employer shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to pay such benefits in a lump sum or in monthly installments for up to 15 years, with interest credited during the installment period as provided in Section 3.6. After a Change in Control, the Employer shall be required to pay such benefits in a lump sum. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided however, that the Employer shall have the right to accelerate installment payments by paying the present value' equivalent of such payments, using the Crediting Rate for the Plan Year in which the termination occurs as the discount rate, in a lump sum or pursuant to a different payment schedule.

11.2 Amendment. Any Employer may, at any time, amend or modify the Plan in whole or in part with respect to that Employer by the actions of its board of directors; provided, however, that no amendment or modification shall be effective to decrease or restrict the value of a Participant's Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification, or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Employer shall have the right to accelerate installment payments by paying the present value equivalent of such payments, using the Crediting Rate for the Plan Year of the amendment or modification as the discount rate, in a lump sum or pursuant to a different payment schedule.

11.3 Effect of Payment. The full payment of the applicable benefit under Articles 5, 6, 7 or 8 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant's Plan Agreement shall terminate.

                                   ARTICLE 12
                                 Administration

12.1 Committee Duties. This Plan shall be administered by a Committee which shall consist of the Board, or such committee as the Board shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to
         (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.





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Western Digital Corporation
Deferred Compensation Plan
Master Plan Document
=============================================================================

12.2 Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and-may from time to time consult with counsel who may be counsel to any Employer.

12.3 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

12.4 Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members.

12.5 Employer Information. To enable the Committee to perform its functions, each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee may reasonably require.

                                   ARTICLE 13
                         Other Benefits and Agreements

13.1 Coordination with Other Benefits. The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant's Employer.
         The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

                                   ARTICLE 14
                               Claims Procedures

14.1 Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. The claim must state with particularity the determination desired by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.





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Western Digital Corporation
Deferred Compensation Plan
Master Plan Document
=============================================================================

14.2 Notification of Decision. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

         (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

         (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

                 (i) the specific reason(s) for the denial of the claim, or any part of it;

                 (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

                 (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

                 (iv) an explanation of the claim review procedure set forth in Section 14.3 below.

14.3 Review of a Denied Claim. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in pan, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

         (a)     may review pertinent documents;

         (b)     may submit written comments or other documents; and/or

         (c) may request a hearing, which the Committee, in its sole discretion, may grant.

14.4 Decision on Review. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

         (a)     specific reasons for the decision;

         (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

         (c)     such other matters as the Committee deems relevant.





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Deferred Compensation Plan
Master Plan Document
=============================================================================


14.5 Legal Action. A Claimant's compliance with the foregoing provisions of this Article 14 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.


                                   ARTICLE 15
                                     Trust

15.1 Establishment of the Trust. The Company shall establish the Trust, and the Employers shall transfer over to the Trust such assets as the Employers determine, in their sole discretion, are necessary to assist in funding the Employer's future liabilities created with respect to the Annual Deferral Amounts.

15.2 Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan. Each Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Agreement.

                                   ARTICLE 16
                                 Miscellaneous

16.1 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. Any and all of an Employer's assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

16.2 Employer's Liability. An Employer's liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

16.3 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable, except that the foregoing shall not apply to any family support obligations set forth in a court order. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.





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Western Digital Corporation
Deferred Compensation Plan
Master Plan Document
=============================================================================

16.4 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, with or without cause, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, either as an Employee or a Director, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

16.5 Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

16.6 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

16.7 Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

16.8 Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the laws of the State of California without regard to its conflicts of laws principles.

16.9 Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                 Deferred Compensation Plan Committee
                 Western Digital Corporation
                 8105 Irvine Center Drive
                 Irvine, CA 92618

         Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

         Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand- delivered, or sent by mail, to the last known address of the Participant.





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Deferred Compensation Plan
Master Plan Document
=============================================================================



16.10 Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

16.11 Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

16.12 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

16.13 Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetency, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

16.14 Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party.

16.15    Distribution in the Event of Taxation.

         (a) General. If, for any reason, all or any portion of a Participant's benefit under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld, a Participant's Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant's unpaid Account Balance under the Plan). If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

         (b) Trust. If the Trust terminates in accordance with [Section 3.6(c) of the Trust] and benefits are distributed from the Trust to a Participant in accordance with that Section, the Participant's benefits under this Plan shall be reduced to the extent of such distributions.





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Deferred Compensation Plan
Master Plan Document
=============================================================================


16.16 Legal Fees To Enforce Rights After Change in Control. The Company is aware that upon the occurrence of a Change in Control, the Board (which might then be composed of new members) or a shareholder of the Company, or of any successor corporation might then cause or attempt to cause the Company or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated.

         Accordingly, if, following a Change in Control, it should appear to any Participant that the Company or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company irrevocably authorizes such Participant to retain counsel of his or her choice at the expense of the Company to represent such Participant in connection with the initiation or defense or any litigation or other legal action, whether by or against the Company or any director, officer, shareholder or other person affiliated with the Company or any successor thereto in any jurisdiction.

         IN WITNESS WHEREOF, this instrument is executed this 20th day of March, 1997.

                                        By:   WESTERN DIGITAL CORPORATION
                                           ----------------------------------
                                        Name:   Michael A. Cornelius
                                        Title:  Vice President

OA970550.073/14+





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